                                                                    EXHIBIT 99.3


                 INSIGNIA FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
             (Thousands of Dollars, except share and per share data)
                                   (Unaudited)


                                                          Three Months Ended
                                                                March 31,
                                                          1998          1997
Revenues
   Fee based services                                  $126,762       $65,066
   Interest                                               1,342           734
   Other                                                    583           529
   Apartment property                                     1,771         1,583
                                                        130,458        67,912

Costs and Expenses
   Fee based services                                   104,810        51,717
   Administrative                                         3,896         2,282
   Apartment property                                       890           732
   Interest                                               4,072         1,633
   Apartment property interest                              406           372
   Depreciation and amortization                         10,010         7,086
   Apartment property depreciation                          271           239
   Merger related expenses                                2,036           --
                                                        126,391        64,061

Equity earnings - limited partnership interests           3,193         3,067

Minority interests in consolidated subsidiaries          (3,774)       (3,578)

Income before income taxes                                3,486         3,340

   Provision for income taxes                             1,569         1,336

Net income                                           $    1,917      $  2,004

Per share amounts - basic:                                 $.06          $.07

Per share amounts - assuming dilution:                     $.06          $.06


Weighted average common shares and assumed
  conversions                                        32,893,848    31,550,390


See Notes to Condensed Consolidated Financial Statements.

                 INSIGNIA FINANCIAL GROUP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (Thousands of Dollars, except share data)

                                                       March 31,    December 31,
                                                          1998          1997
                                                      (Unaudited)      (Note)
Assets
   Cash and cash equivalents                          $  73,143      $  88,847
   Receivables                                          151,919        122,180
   Property and equipment                                20,836         19,011
   Investments in real estate limited partnerships
     and other securities                               238,673        215,735
   Apartment property                                    26,003         22,357
   Property management contracts                        141,604        147,256
   Costs in excess of net assets of acquired
     businesses                                         230,118        158,524
   Other assets                                          40,514         26,313
   Total assets                                        $922,810       $800,223

Liabilities and Stockholders' Equity
   Liabilities:
     Accounts payable                                  $ 17,347       $ 13,705
     Commissions payable                                 56,404         51,285
     Accrued and sundry liabilities                     114,524        102,009
     Notes payable                                      236,465        170,404
     Non-recourse mortgage note payable                  21,957         19,300
   Total liabilities                                    446,697        356,703

Company-obligated mandatorily redeemable convertible
   preferred securities of a subsidiary trust           144,137        144,065

Minority interests in consolidated subsidiaries          65,082         61,546

Stockholders' Equity:
   Common stock, class A, par value $.01 per share-
     authorized 100,000,000 shares, issued and
     outstanding 31,270,025 (1998) and 30,159,161
     (1997) shares, 166,400 shares held in treasury
     (1998 and 1997)                                        313            302
   Additional paid-in capital                           228,648        201,597
   Retained earnings                                     37,933         36,010
Total stockholders' equity                              266,894        237,909

Total liabilities and stockholders' equity             $922,810       $800,223

NOTE:The Balance Sheet at December 31, 1997 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.


See Notes to Condensed Consolidated Financial Statements.

                 INSIGNIA FINANCIAL GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                             (Thousands of Dollars)
                                   (Unaudited)

                                                              Three Months Ended
                                                                       March 31,
                                                                1998        1997
Operating Activities
   Net income                                               $ 1,917     $ 2,004
   Adjustments to reconcile net income to net cash
   provided by operations:
     Depreciation and amortization                           10,010       7,086
     Apartment property depreciation                            271         239
     Equity in earnings of partnerships                      (3,193)     (3,067)
     Minority interests in consolidated subsidiaries          3,774       3,578
     Foreign currency translation                                 6         --
     Changes in operating assets and liabilities:
       Accounts receivable                                   (9,318)     (4,478)
       Other assets                                          (6,519)     (1,258)
       Accrued compensation                                 (13,555)     (6,647)
       Accounts payable and accrued expenses                 (7,110)       (173)
       Commissions payable                                    2,452        (472)
   Net cash (used in) operating activities                  (21,265)     (3,188)
Investing activities
   Additions to property and equipment, net                  (1,538)       (772)
   Payments made for acquisition of management contracts
     and acquired businesses                                (27,159)     (2,990)
   Proceeds from Balcor dispositions                            196       2,149
   Purchase of real estate limited partnership interests    (23,623)     (1,698)
   Distributions from partnerships                            6,497      28,329
   Advances made under note agreements                       (4,394)     (2,886)
   Collections on notes receivable                              604         375
     Net cash (used in) provided by investing activities    (49,417)     22,507
Financing activities
   Proceeds from issuance of common stock of subsidiary         --          110
   Payments on notes payable                                 (1,530)       (445)
   Payment of dividends on trust based convertible
     preferred securities                                    (2,510)     (2,429)
   Proceeds from exercise of stock options and warrants       3,678       1,185
   Proceeds from notes payable                               56,840         --
   Distributions made to minority interests                  (1,500)     (1,581)
   Debt and stock issuance costs                                --         (952)
     Net cash provided by (used in) financing activities     54,978      (4,112)
Increase in cash and cash equivalents                       (15,704)     15,207
Cash and cash equivalents at beginning of period             88,847      54,614
Cash and cash equivalents at end of period                  $73,143    $ 69,821

See Notes to Condensed Consolidated Financial Statements.

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. Insignia Financial Group, Inc. (the "Company" or "Insignia") is a Delaware corporation incorporated in July 1990. The Company is a fully integrated real estate services company specializing in the ownership and operation of securitized real estate assets throughout the United States. As a full service real estate management organization, Insignia performs property management, asset management, investor services, partnership accounting, real estate investment banking and real estate brokerage services for various types of property owners.

2. The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 1997.

3. In 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share ("Statement 128"). Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the Statement 128 requirement.

                                                            Three Months Ended
                                                                 March 31,
                                                                1998        1997
                                                          (Thousands of Dollars,
                                                              except share data)
     Basic
     Average common shares outstanding                       30,615      28,967
     Assumed conversions                                        --          --
     Total                                                   30,615      28,967
     Net income                                             $ 1,917     $ 2,004
     Preferred dividends                                        --          --
     Adjusted net income                                    $ 1,917     $ 2,004
     Per share amounts - basic                                 $.06        $.07

     Diluted
     Average common shares outstanding                       30,615      28,967
     Assumed conversions                                      2,279       2,583
     Total                                                   32,894      31,550
     Net income                                             $ 1,917     $ 2,004
     Preferred dividends                                        --          --
     Adjusted net income                                    $ 1,917     $ 2,004
     Per share amounts - diluted                               $.06        $.06

4. In 1997, the Financial Accounting Standards Board issued Statement No. 130, Reporting Comprehensive Income ("Statement 130"). As of January 1, 1998, the Company adopted Statement 130. Statement 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Company's net income or shareholders' equity. Statement 130 requires unrealized gains or losses on the Company's available-for-sale securities and foreign currency translation adjustments, reported separately in shareholders' equity to be included in other comprehensive income. Total comprehensive income for each of the three month periods ended March 31, 1998 and 1997 was immaterial.

5. In 1998, the Accounting Standards Executive Committee issued Statement of Position 98-5, Reporting on the Costs of Start-Up Activities ("SOP 98-5"), which is effective for financial statements for fiscal years beginning after December 15, 1998. SOP 98-5 requires costs of start-up activities and organization costs to be expensed as incurred. Initial application should be reported as the cumulative effect of a change in accounting principle and expensed in the first quarter in the year of adoption. At March 31, 1998, the Company had approximately $1.4 million capitalized as organizational costs that would be affected by the requirements of SOP 98-5.

6. The following is a summary of the Company's material contingencies as of March 31, 1998:

     1996 Tender Offer Litigation.

     In May 1996, Walton Street Capital Acquisition II, LLC ("Walton Street"), together with certain Insignia affiliates, commenced tender offers for limited partner interests in ten real estate limited partnerships syndicated by The Balcor Company ("Balcor"). In May 1996, certain persons claiming to be holders of limited partner interests commenced a lawsuit entitled Chipain, Tom, v. Walton Street Capital Acquisition II, LLC, in the Circuit Court of Cook County, Illinois, County Department, Chancery Division, on behalf of themselves, on behalf of a putative class of plaintiffs, and, as amended, derivatively on behalf of the Balcor-syndicated partnerships, challenging the actions of the defendants (including Insignia, an Insignia officer and certain affiliates, Walton Street and the general partners of the Balcor-syndicated partnerships) in connection with the tender offers and certain other matters.

     The complaint, as amended, contained allegations that the tender offers were inadequate and coercive based, in part, upon information allegedly obtained by Insignia in violation of its fiduciary duties. Defendants promptly moved to dismiss the complaint and on June 5, 1996 the court dismissed the complaint as to Insignia and Walton Street, with leave to replead. On June 11, 1996 plaintiffs filed an amended class and derivative action complaint, repeating the same allegations as in their initial complaint, and recasting some as derivative, rather than direct class, claims. Defendants moved to dismiss the amended complaint and on June 18, 1996, the court again dismissed plaintiffs' amended complaint as to Insignia and Walton Street.

     On June 14, 1996 a second class and derivative suit, similar in material respects to the Chipain litigation, was filed in the Circuit Court of Cook County, Illinois, County Department, Chancery Division. That complaint, entitled Sandra Dee v. Walton Street Capital Acquisition II, LLC, et al., contained substantially the same allegations as the Chipain complaints and asserted additionally that the tender offers violated certain state securities and consumer statutes. Pursuant to the court's orders consolidating the Chipain and Dee complaints with another action which does not name Insignia, a new amended and consolidated class and derivative action complaint was filed on July 25, 1996. The plaintiffs in the Chipain action are not parties to this latest complaint.

     On August 16, 1996 Insignia moved to dismiss the amended and consolidated class and derivative action complaint. The motion was heard by the court on September 27, 1996 at which time the court granted leave to the plaintiff to (i) withdraw its pending complaint and (ii) serve a second amended and consolidated class and derivative action complaint. On October 8, 1996 plaintiffs filed a second amended and consolidated class and derivative action complaint which added claims of alleged antitrust injury and unjust enrichment. On October 25, 1996 Insignia moved to dismiss the second amended and consolidated class action complaint. That motion was heard by the court in December 1996. On December 18, 1996 the court issued a decision granting Insignia's motion to dismiss. By order dated January 7, 1997 the court dismissed the second amended and consolidated class action complaint with prejudice. Plaintiffs filed a notice of appeal in the Dee action on February 14, 1997. Plaintiffs perfected their appeal, which was argued in March 1998. The appellate court has not yet rendered its decision on the appeal.

     United States Department of Housing and Urban Development

     On or about May 8, 1997, the United States Department of Housing and Urban Development ("HUD") filed a civil lawsuit against one of the third party, unaffiliated owners of affordable housing to which the Company provides management services. The complaint alleges that the owner, Associated Financial Corporation ("AFC") of Los Angeles, California, whose chairman is
     A. Bruce Rozet, had improperly received monies from 17 properties managed by the Company over a period of approximately six years. The allegations include statutory violations which could, if proven, give rise to double and treble damages as well as civil penalties for false filings. The Company was not named as a defendant in the suit.

     On August 13, 1997, the Company entered into an agreement with HUD which resolved any claims which HUD could have made against the Company arising out of the allegations in the complaint against AFC and Rozet. Insignia has not admitted to any liability or wrongdoing in the matter, and it has affirmatively stated that it relied on the advice of legal counsel that its actions were proper. Although the Company believes it acted properly, it agreed to resolve the matter expeditiously to avoid potential complex, costly and disruptive litigation. In connection with the agreement, the Company paid the Government the sum of $5 million and recorded a one-time charge of $5 million (pre-tax) for its third quarter ended September 30, 1997.

     In addition, the Company agreed with HUD that it could make voluntary disclosures to the Government concerning other conduct arising out of or relating to its management of HUD-related properties. On or about October 13, 1997, the Company provided additional information to the Government.

     The Company recorded total charges aggregating $10.2 million in 1997 for costs incurred and accrued in relation to its management of HUD properties. At December 31, 1997, the Company had $4.0 million included in accrued and sundry liabilities associated with its management of such properties.

     In December 1997, AFC and a number of affiliates made a motion to implead the Company as a third party defendant. In the proposed third party compliant, AFC and affiliates alleged a number of claims sounding principally in indemnification. The Government filed an opposition to that motion. On February 3, 1998, the Court denied AFC's motion to implead. On March 11, 1998, the Company and HUD resolved all remaining issues for a payment of $2.5 million.

     1998 Litigation

     On March 24, 1998, certain persons claiming to own limited partner interests in certain limited partnerships whose general partners (the "General Partners") are affiliates of Insignia (the "Partnerships") filed a purported class and derivative action in California Superior Court in the County of San Mateo against Insignia, the General Partners, AIMCO, certain persons and entities who purportedly formerly controlled the General Partners, and additional entities affiliated with individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached their fiduciary duties to the plaintiffs by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the General Partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached their fiduciary duties by mismanaging the Partnerships and misappropriating the assets of the Partnerships by (a) manipulating the operations of the Partnerships to depress the trading price of limited partnership units (the "Units") of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell Units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing Units at depressed prices to entrench certain of the defendants' positions of control over the Partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the Partnerships such as mailing lists of unitholders; and (b) causing the General Partners to enter into exclusive arrangements with their affiliates to sell goods and services to the partnerships, the unitholders and tenants of Partnership properties. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the General Partners to AIMCO and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. The defendants have not served or filed a reply to the complaint. Insignia believes the suit to be without merit and intends to defend the suit vigorously.

     The Company and certain subsidiaries are defendants in lawsuits arising in the ordinary course of business. Such lawsuits are primarily insured claims arising from accidents at managed properties. Claims may demand substantial compensatory and punitive damages.

     Management believes that the aforementioned contingencies will be resolved without material loss to the Company or its subsidiaries.

7.   Acquisitions

     Richard Ellis Group Limited Acquisition

     In February 1998, the shareholders of Richard Ellis Group Limited ("RE") accepted the Company's offer to acquire 100% of the stock of RE. RE is a real estate services and investment firm located in the United Kingdom. The purchase price is valued at approximately $81.5 million of which $14.7 million is contingent on future performance measures. The transaction was completed on February 26, 1998. The Company funded the acquisition by borrowing approximately $35 million from its revolving credit facility, issuing 617,371 shares of its Class A Common Stock, and assuming existing options which will enable RE employees to purchase 853,741 shares of the Company's Class A Common Stock.

8.   Merger and Spin-off.

     On March 17, 1998, the Company and Insignia/ESG, Inc. ("Insignia/ESG") entered into an Agreement and Plan of Merger (the "Merger Agreement") with

     Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), and AIMCO Properties, L.P., a Delaware limited partnership, pursuant to which the Company will merge with and into AIMCO, with AIMCO as the survivor (the "Merger"). Consummation of the Merger is subject to certain conditions, including regulatory approval and the approval of the stockholders of the Company (but not the approval of the stockholders of AIMCO).

     Prior to the AIMCO Merger, the Company will spin off to its stockholders the stock of an entity that will become a separate public company and will include Insignia/ESG throughout the US, RE in the UK and Insignia/CAGISA in Italy; Insignia Residential Group, Inc., a New York based cooperative and condominium management company; Realty One, the nations ninth largest single-family home brokerage operations and other select holdings. Pursuant to an Indemnification Agreement entered into in connection with the Merger Agreement, the spun off company will provide indemnification for certain liabilities arising under the Merger Agreement.

     Assuming the stockholders of AIMCO approve the Merger, shares of the Company's Class A Common Stock will be converted into the right to receive an aggregate of approximately $303 million in Series E Preferred Stock, par value $.01 per share of AIMCO (the "Series E Preferred"). In addition to receiving the same dividends as holders of AIMCO common stock, holders of Series E Preferred are entitled to receive a preferred dividend of $50 million in the aggregate to be paid on or before January 15, 1999 and when paid, the Series E Preferred will automatically convert into AIMCO common stock on a one-for-one basis, subject to certain antidilution adjustments. The actual number of Series E Preferred issued in the Merger will be determined by a formula based on the average market price of AIMCO's common stock during a fixed period preceding the Merger, subject to a fixed maximum AIMCO exchange value of $38 per share. If AIMCO's average price during that period is less than $36.50 per share, AIMCO may elect to pay up to $15 million of the purchase price in cash, provided that such payment would not affect the tax free status of the Merger.

     In addition, AIMCO will assume approximately $308 million in outstanding indebtedness of the Company and will assume $149.5 million (liquidation value) of the 6.5% Trust Convertible Preferred Securities issued by Insignia Financing I, a subsidiary of the Company.

     If the stockholders of AIMCO do not approve the Merger, the Merger may nonetheless be consummated. However, instead of receiving approximately $303 million in Series E Preferred, holders of the Company's Class A Common Stock would receive approximately $203 million in Series E Preferred and $100 million in Series F Preferred Stock, par value $.01 per share of AIMCO (the "Series F Preferred"). In either case, holders of Series E Preferred would be entitled to receive the $50 million preferred dividend. Holders of Series F Preferred are entitled to receive the greater of (i) the same dividends as holders of AIMCO common stock received and (ii) preferred distributions of 10% of the face value of the Series F Preferred, with the preferred return rate escalating 1% each year until a 15% annual return is achieved. Upon the approval by the stockholders of AIMCO, the Series F Preferred will convert into Series E Preferred on a one-to-one basis.

     Also, the Merger Agreement provides that following the Merger, AIMCO is required to offer to purchase the outstanding shares of beneficial interest of Insignia Properties Trust, a majority owned subsidiary of the Company ("IPT"), at a price of at least $13.25 per IPT share. IPT is a 75% owned subsidiary of the Company; the 25% interest of IPT not owned by the Company is valued at an aggregate of approximately $100 million, assuming a value of $13.25 per share.

     As a condition to execution of the Merger Agreement, certain of the Company's executive officers executed voting agreements and irrevocable proxies in favor of AIMCO, pursuant to which each of the foregoing individuals agreed to vote the shares of the Company's Class A Common Stock owned of record and beneficially by him, including shares under options and warrants to the extent exercisable (but excluding shares beneficially owned by others notwithstanding that such shares may be owned of record by him) in favor of the Merger and the Merger Agreement and against any competing transaction. In addition, each of Metropolitan Acquisition Partners IV, L.P. and Metropolitan Acquisition Partners V, L.P. (collectively, the "MAPs") also executed voting agreements and irrevocable proxies, pursuant to which each has agreed to vote certain shares of the Company's Class A Common Stock to which the Company's Chairman, Chief Executive Officer and President would be entitled in a distribution of shares of the Company's Class A Common Stock made by the MAPs in favor of the Merger and the Merger Agreement and against any competing transaction.

9.  Trust Based Convertible Preferred Securities

     On May 4, 1998, the Company approved, contingent upon the completion of the spin-off distribution to its shareholders of all of the outstanding stock of Insignia/ESG Holdings, Inc. ("Holdings"), a special distribution of warrants to purchase common shares in Holdings (the "Warrant Distribution") to the holders of 6.5% Trust Convertible Preferred Securities ("Preferred Shares") issued by a subsidiary, Insignia Financing I. The Warrant Distribution will be contingent upon both the completion of the Holdings Distribution, which is in turn contingent upon approval of the shareholders of IFS and other conditions, and the determination by Insignia's board that all of the conditions to Insignia's merger with AIMCO have been satisfied in their entirety such that the closing of the merger is imminent.

     The proposed Warrant Distribution would consist of six warrants for each ten Preferred Shares assuming a distribution of one share of Holdings common stock for each share of IFS common stock. Each Preferred Share has a $50 liquidation preference. The number of warrants to be distributed would be further adjusted by the Holdings Distribution ratio. For example, if two shares of Holdings were distributed for each three shares of IFS, a holder of ten Preferred Shares would receive four warrants to purchase common shares in Holdings. The warrants would have a five-year term from the date of the Holdings Distribution and would be exercisable at a price equal to 120% of the average closing price of Holdings' common stock for the first five trading days following the Holdings Distribution. There are currently 2,990,000 Preferred Shares outstanding.

     Under the terms of the merger agreement with AIMCO, the Preferred Shares would become an obligation of AIMCO and would become convertible into AIMCO securities, as Insignia Financing I would become a subsidiary of AIMCO. Pursuant to the trust indenture governing the Preferred Shares, prescribed adjustments to the conversion price would occur both as a result of the Holdings Distribution and as a result of the merger.

10.  Other Matters

     On July 18, 1997, IPT, Insignia, MAE GP corporation (which at the time was a affiliate of IPT but has subsequently been merged into IPT) ("MAE GP"), and Angeles Mortgage Investment Trust, an unincorporated California business trust ("AMIT") entered into a definitive merger agreement pursuant to which AMIT is to be merged with and into IPT, with IPT being the surviving entity, in a stock for stock transaction (the "AMIT Merger"). AMIT is a public company whose Class A Shares trade on the American Stock Exchange under the symbol ANM. Insignia and its affiliates currently own 96,800 (or approximately 3.7%) of the 2,617,000 outstanding AMIT Class A shares and all of the 1,675,113 outstanding AMIT Class B shares. If the AMIT Merger is consummated, IPT will become a publicly traded company (IPT presently intends to apply for listing of its shares on the American Stock Exchange, which listing would be subject to completion of the AMIT Merger), and it is anticipated that Insignia and its affiliates will own approximately 57% of post-merger IPT. The former AMIT shareholders (other than Insignia and its affiliates) will own approximately 17% of post-merger IPT, and the current unaffiliated shareholders of IPT will own the remaining 25% of post-merger IPT to which AIMCO will be making an offer to purchase (see merger and spin-off above). The AMIT Merger is expected to be completed in the second quarter of 1998. However, consummation of the AMIT Merger is subject to several conditions, including approval of the AMIT Merger Agreement and the AMIT Merger by the shareholders of AMIT. Accordingly, there can be no assurance as to when the AMIT Merger will occur, or that it will occur at all.

11. During the three months ended March 31, 1998, the Company had the following changes in the equity accounts:

     a) Exercise of 403,493 stock options and 90,000 warrants representing 493,493 shares of Class A Common Stock at exercise prices ranging from $1.88 to $17.50 per share.

     b)   Net income of $1,917,000 for the three months ended March 31, 1998.

     c)   Accrued compensation of $517,677 relating to restricted stock awards.

     d) Issuance of 617,371 shares at $21.12 with regard to the RE acquisition.